SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2009

COBRA OIL & GAS COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52782	26-2113613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Uptown Center 2100 West Loop South, Suite 400 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(832) 476-8941
(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 6, 2009 we entered into a Share Issuance Agreement (the “Agreement”) with Baden Energy Group Ltd. (“Baden”) pursuant to which Baden may, at our request, purchase units of our securities at a price equal to 80% of the volume weighted average of the closing price for our common stock for the ten business days immediately preceding the date we supply Baden with written notice of our request that they purchase units (the “Unit Price”).  Each unit will consist of one share of our restricted common stock and one common stock purchase warrant to purchase one share of our common stock for a period of three years from issuance at an exercise price equal to 125% of the Unit Price.  Each such request by us must be in the amount of not less than $100,000 of units and must be in multiples of $100,000.  We must use the proceeds from all unit sales for exploration activities, working capital and general corporate activities.  Baden may however, in its sole discretion, refuse to act on any request by us due to its determination that market conditions are unfavorable.

The Agreement is in effect until July 6, 2010 and is subject to extension for an additional six month term at the option of either party by providing the other party with written notice thereof prior to July 6, 2010.  During the term of the Agreement, as such may be extended, we may sell up to $6,000,000 of units to Baden, which amount may be increased by Baden, in its discretion, to $10,000,000.

During the period ending July 5, 2010, we may not discuss, solicit, negotiate or engage in any investment or corporate financing agreements without the prior written consent of Baden, which consent will not be arbitrarily withheld.  Further, Baden has a right of first refusal during such period on all of our proposed financings with third parties.  The foregoing right of Baden to prohibit our discussion, solicitation, negotiation or engagement in investment or corporate financing agreements or to maintain a right of first refusal will be of no further force or effect, however, should Baden refuse a unit purchase request from us by reason of unfavorable market conditions.

The Agreement further provides that until July 6, 2010 we may only engage in equity financings and may not engage in debt financings.

The Agreement is not assignable or transferrable by Baden without our prior written consent, which consent may not be arbitrarily withheld.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 10.1	Share Issuance Agreement dated July 6, 2009 between Registrant and Baden Energy Group Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA OIL & GAS COMPANY

Date: July 14, 2009	By:	/s/ Massimiliano Pozzoni
Name: Massimiliano Pozzoni
Title: President